Exhibit - J

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our name as the Funds’ independent registered public accounting firm in the filing of the Post-Effective Amendment to the Registration Statement on Form N-1A of GraniteShares ETF Trust for the GraniteShares 1.25x Long TSLA Daily ETF; GraniteShares 1x Short TSLA Daily ETF; GraniteShares 1.5x Long NVDA Daily ETF; GraniteShares 1.1x Long NIO Daily ETF; GraniteShares 1.5x Long COIN Daily ETF; GraniteShares 1.75x Long BABA Daily ETF; GraniteShares 1.5x Long META Daily ETF; GraniteShares 1.75x Long GOOGL Daily ETF; GraniteShares 1.5x Long AMZN Daily ETF; GraniteShares 1.75x Long AAPL Daily ETF; GraniteShares 2x Long MSFT Daily ETF; GraniteShares 1.25x Long AMD Daily ETF; GraniteShares 1.25x Long PLTR Daily ETF; GraniteShares 1.25x Long TWTR Daily ETF; GraniteShares 1.5x Long UBER Daily ETF; GraniteShares 1.5x Long DIS Daily ETF; and GraniteShares 1.25x Long F Daily ETF, each a series of shares of GraniteShares ETF Trust.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 22, 2022